Exhibit 99.2

PR INQUIRIES:

Charles Messman

Investor Relations

+1 949-362-2306

IR@smithmicro.com

Smith Micro Announces Launch of Follow-on Public Offering

PITTSBURGH, PA, March 8, 2021 –Smith Micro Software, Inc. (the “Company” or “Smith Micro”) (NASDAQ: SMSI), a software development company that sells proven solutions to wireless carriers and Cable MSOs, today announced the launch of a $62 million underwritten public offering of the Company’s common stock pursuant to a registration statement filed with the Securities and Exchange Commission (“SEC”). In addition, Smith Micro expects to grant the underwriters of the offering a 30-day option to purchase up to an additional 15% of its shares of the Company’s common stock at the public offering price, less underwriting discounts and commissions, to cover over-allotments.

Smith Micro intends to use the net proceeds from this offering to fund the purchase price payable to Avast plc (“Avast”) pursuant to the Company’s planned acquisition of Avast’s Family Safety Mobile Software Business and for general corporate purposes.

B. Riley Securities and Roth Capital Partners are acting as joint book-running managers for the offering, with Lake Street Capital Markets and The Benchmark Company acting as Co-Managers. SEG Group, a division of Bradley Woods & Company, is acting as a Financial Advisor.

A shelf registration statement on Form S-3, File No. 333-238053, relating to the public offering of the shares of common stock described above was filed with the Securities and Exchange Commission (“SEC”) and declared effective on May 13, 2020. A preliminary prospectus supplement describing the terms of the offering and the accompanying base prospectus have been filed with the SEC and are available for free on the SEC’s website located at www.sec.gov.

The offering of these securities may be made only by means of a prospectus. Copies of the preliminary prospectus supplement and the accompanying prospectus relating to the offering may be obtained by contacting: B. Riley Securities, Attention: Prospectus Department, 1300 17th St. North, Ste. 1300, Arlington, VA 22209, or by email at prospectuses@brileyfin.com, or by telephone at (703) 312-9580.

This press release is not an offer to sell, or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Smith Micro Software, Inc.

Smith Micro develops software to simplify and enhance the mobile experience, providing solutions to some of the leading wireless service providers and cable MSOs around the world. From enabling the family digital lifestyle to providing powerful voice messaging capabilities, our solutions enrich today’s connected lifestyles while creating new opportunities to engage consumers via smartphones and consumer IoT devices. The Smith Micro portfolio also includes a wide range of products for creating, sharing and monetizing rich content, such as visual voice messaging, optimizing retail content display and performing analytics on any product set. For more information, visit www.smithmicro.com.

Smith Micro Announces Launch of Follow-on Public Offering	Page 2

Forward-Looking Statements

Certain statements in this release are forward-looking statements regarding future events or results, including statements related to our financial prospects, the anticipated impact of our announced acquisition of the Family Safety Mobile Business from Avast, the successful launch of our underwritten public offering of common stock, the proceeds of which will be used to fund the acquisition from Avast, the benefits that we believe our products will offer to our customers, and other statements using such words as “expect,” “anticipate,” “believe,” “plan,” “intend,” “could,” “may,” “will” and other similar expressions. Forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Among the important factors that could cause or contribute to such differences are: our continued customer concentration and ability to establish and maintain strategic relationships with customers and manufacturers; our ability to retain key personnel; possible harm to our business from future security and privacy breaches; effective operation with operating systems; devices and networks that we do not control; the existence of undetected software defects in our products; competition in our industry and the core vertical markets in which we operate; changes resulting from or relating to the ongoing COVID-19 pandemic; the rapid technological evolution in our market; risks inherent with international operations; compliance with applicable laws and regulations; our ability to protect our intellectual property and operate without infringing on the intellectual property of others; any failure to meet the continued listing requirements of NASDAQ; our ability to continue to raise adequate capital; maintaining ongoing profitability; ability to continue as a going concern; changes in operating income due to shifts in our sales mix and variability in our operating expenses; our reliance on third-party intellectual property and licenses; the difficulty of predicting our quarterly revenues and operating results; fluctuation in our stock price, including as a result of the announcement of the Avast acquisition and/or our announced public offering; the dilutive impact of potential equity offerings; potential non-accretive impacts of the Avast acquisition; unexpected changes in our financial position or results of operations following the Avast acquisition; and a failure to consummate the Avast acquisition. These and other factors discussed in our filings with the Securities and Exchange Commission, including our filings on Forms 10-K and 10-Q, and the preliminary prospectus with respect to our public offering, could cause actual results to differ materially from those expressed or implied in any forward-looking statements. The forward-looking statements contained in this release are made on the basis of the views and assumptions of management, and we do not undertake any obligation to update these statements to reflect events or circumstances occurring after the date of this release.